Exhibit 3.7
STATE OF DELAWARE
CERTIFICATE OF LIMITED PARTNERSHIP
•	The Undersigned, desiring to form a limited partnership pursuant to the Delaware Revised Uniform Limited Partnership Act, 6 Delaware Code, Chapter 17, do hereby certify as follows:

•	First: The name of the limited partnership is Centex Land Vista Ridge Lewisville III, L.P.

•	Second: The address of its registered office in the State of Delaware is 2711 Centerville Road, Suite 400 in the city of Wilmington

The name of the Registered Agent at such address is Corporation Service Company

•	Third: The name and mailing address of each general partner is as follows:

Centex Land Vista Ridge Lewisville III General Partner, LLC 2728 N. Harwood, Dallas, TX 75201-1516

•	In Witness Whereof, the undersigned has executed this Certificate of Limited Partnership of Centex Land Vista Ridge Lewisville III, L.P. as of June 22, 2004

Centex Land Vista Ridge Lewisville III General Partner, LLC
By:	/s/ Kathleen B. Snyder
General Partner
Name: Kathleen B. Snyder (type or print name) Authorized Person